SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2002

PAC-WEST TELECOMM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

CALIFORNIA	000-27743	68-0383568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 W. March Lane, Suite 250
Stockton, California 95207
(Address of Principal Executive Offices, including Zip Code)

(209) 926-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit 99.1

Item 5. Other Events.

     On December 12, 2002, Pac-West Telecomm, Inc. issued a press release announcing the extension of its Cash Tender Offer and Related Consent Solicitation for some or all of its Series B 13-1/2% Senior Notes Due 2009, which was set to expire at 5:00 p.m. EST on December 11, 2002. The Cash Tender Offer has been extended to December 27, 2002 and will expire at 5:00 p.m. EST on December 27, 2002. The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

99.1	Press Release dated December 12, 2002.

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 12, 2002.

PAC-WEST TELECOMM, INC.

/s/ H. Ravi Brar

Date: December 12, 2002	By: H. Ravi Brar
Its: Chief Financial Officer